Exhibit 10.35

INSTRUCTIONS

Stock Options

A Long Term Incentive Award

(The Agreement begins after this page)

You will be deemed to have accepted this Stock Option award and agreed to be bound by the terms and conditions of the Notice of Grant, the Restricted Stock Unit Agreement and the Plan (as defined in such Notice) unless you inform the Company in writing that you wish to decline the Restricted Stock Unit award.

To decline the Stock Option Award, please send written notice of your decision to decline this Stock Option award to the Stock Plan Administrator as follows:

•	via e-email

•	tara.alford@actavis.com

•	via inter-office mail

•	Stock Plan Administrator, Morris Corporate Center III, Building A, Third Floor

•	or via regular mail to

Actavis plc

Attn: Stock Plan Administrator

400 Interpace Parkway

Morris Corporate Center III

Parsippany, NJ 07054

In order to be effective, your written notice to decline Stock Option Award must be received by the Stock Plan Administrator prior to the date that is 30 days immediately following the Date of Grant set forth on the Notice of Grant. The company, including its stock plan administration, will not be responsible for any delivery delay of your notice for any reason.

If you do not decline this Stock Option award within 30 days immediately following the Date of Grant, you will be deemed to have accepted this Stock Option award. Should you choose to decline this grant; the grant will be updated to reflect your decision.

NOTICE OF GRANT

Congratulations, you (“Holder”) have been granted an option to purchase Common Stock of Actavis plc, a public limited company organized under the laws of Ireland (the “Company”), as successor to Actavis, Inc. The Option is subject to the terms and conditions of the Award Agreement and The Amended and Restated Allergan, Inc. 2011 Incentive Award Plan, as amended from time to time (the “Plan”), which are attached hereto as Exhibit 1-A and 1-B, and of which this Notice of Grant is a part. By accepting (or being deemed to have accepted) the Option award, you represent and warrant to the Company that you have read the Award Agreement (including, the case of Holders residing outside the United States (“Foreign Holders”), the Foreign Country Appendix) and the Plan and agree to be bound by their terms. Capitalized terms not otherwise defined in this Notice of Grant shall be as defined in the Plan and the Award Agreement.

Subject to the terms of the Award Agreement and the Plan, the terms of this Option are set forth below:

Type of Option: NONQUALIFIED STOCK OPTION

Holder’s Name:	Total Number of Option Shares:

Date of Grant:	Purchase Price Per Share:

Subject to the terms of the Award Agreement (including, in the case of Foreign Holders, the Foreign Country Appendix) and the Plan, this Option shall become exercisable in accordance with the following schedule:

On and After This Date	This Option Shall be Exercisable With Respect to the Following Number of Shares in Each Period Becoming Fully Vested on the Date Shown.
Total Shares:	[	]

EXHIBIT 1-A

AWARD AGREEMENT

THIS AWARD AGREEMENT (the “Agreement”), dated as of the Date of Grant appearing on the Notice of Grant hereof, is made by and between Actavis plc, a public limited company organized under the laws of Ireland (the “Company”), as successor to Allergan, Inc., and the Employee whose name and signature appear on the Notice of Grant hereof (“Holder”).

WHEREAS, the Company wishes to grant Holder an option (the “Option”) to purchase ordinary shares of the Company, par value $0.0001 per share (the “Common Stock”), pursuant to the terms of the Notice of Grant, this Agreement (including, in the case of Foreign Holders, the Foreign Country Appendix) and the Amended and Restated Allergan, Inc. 2011 Incentive Award Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement, the “Plan”); and

WHEREAS, it has been determined that it would be to the advantage and best interest of the Company and its shareholders to grant Holder the Option as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

GRANT OF OPTION

Section 1.1 – Grant of Option and Purchase Price. The Company grants to Holder the option to purchase any part or all of an aggregate of that many shares of Common Stock as set forth on the Notice of Grant hereto, upon the terms and conditions set forth in this Agreement (including, in the case of Foreign Holders, the Foreign Country Appendix). The per share purchase price of the shares of Common Stock covered by the Option shall be as set forth on the Notice of Grant hereto, without commission or other charge.

Section 1.2 – Consideration to Company. In consideration of the granting of this Option by the Company, Holder agrees to render faithful and efficient services to the Company or a Subsidiary, with such duties and responsibilities as the Company shall from time to time prescribe, for a period of at least one (1) year from the date this Option is granted. Nothing in this Agreement or in the Plan shall confer upon Holder any right to continue in the employ or engagement of the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which are hereby expressly reserved, to discharge or terminate the engagement with Holder at any time for any reason whatsoever, with or without Cause.

ARTICLE II

PERIOD OF EXERCISABILITY

Section 2.1 – Exercisability. Subject to Section 2.2, Section 2.4, Section 4.5 and the terms of any written agreement between the Company and Holder relating to the exercisability of the Option, the Option shall become exercisable as set forth in the Notice of Grant hereto. No portion of the Option which is unexercisable at Termination of Service shall thereafter become exercisable. Each such installment which becomes exercisable pursuant to this Section 2.1 or Section 2.4 shall remain exercisable until it becomes unexercisable under Section 6.5 of the Plan.

Section 2.2 – Expiration of Option. (a) Subject to subsection (b), the Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i) The expiration of ten (10) years from the date the Option was granted;

(ii) Except in the case of Holder’s Disability or as set forth in Sections 2.2(a)(iv) and (v), the expiration of three (3) months from the date of Holder’s Termination of Service, unless Holder dies within said three month period;

(iii) In the case of Holder’s Disability, the expiration of one (1) year from the date of Holder’s Termination of Service by reason of Holder’s Disability;

(iv) The expiration of one (1) year from the date of Holder’s death;

(v) Upon Holder’s Termination of Service, by the Company or a Subsidiary of the Company for Cause, at the discretion of the Administrator effective upon written notice to Holder; or

(vi) Notwithstanding (ii), above, the expiration of three (3) years from the date of Holder’s Termination of Service by the Company or a Subsidiary of the Company other than for Cause or by the Holder for Good Reason, provided in each case that such Termination of Service occurs within twenty-four (24) months following a Change in Control of the Company.

(b) If, upon Holder’s Termination of Service, Holder has completed five or more years of continuous service with the Company or a Subsidiary, subsection (a) shall not apply, and the Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i) The expiration of ten (10) years from the date the Option was granted; or

(ii) The expiration of two (2) years from the date of Holder’s Termination of Service.

(c) For purposes of this Section 2.2, “Termination of Service” has the definition contained in the Plan; provided, however, that upon the mutual written agreement of the Company and the Holder, Holder’s cessation of employment shall not be considered a Termination of Service if Holder continues to hold the position of a member of the Board as of the employment termination date, or becomes a member of the Board as of the employment termination date. Any reference to a Termination of Service shall thereinafter be the date upon which Holder ceases to be a member of the Board.

Section 2.3 – Special Tax Consequences. Holder acknowledges that, to the extent that the aggregate Fair Market Value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code), including the Option, are exercisable for the first time by Holder during any calendar year under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any parent corporation thereof (within the meaning of Section 422 of the Code)) exceeds $100,000, such options shall not be treated as “incentive stock options” to the extent required by Section 422 of the Code. Holder further acknowledges that the rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of these rules, the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted.

Section 2.4 – Change in Control. Notwithstanding any provision to the contrary, in the event of a Change in Control, each outstanding Option shall remain outstanding, be assumed, or a Substitute Award shall be substituted by the successor corporation, or a parent or Subsidiary of the successor corporation. If the Option continues to be outstanding following the effective date of the Change in Control, then the Option shall continue to vest pursuant to the terms contained in the attached Notice of Grant, provided that in the event of a Qualified Termination of the Holder’s employment by the Company, a Subsidiary or the successor corporation during the two (2) year period following the Change in Control, any unvested Options will immediately become vested and exercisable to the extent permitted by law.

ARTICLE III

EXERCISE OF OPTION

Section 3.1 – Person Eligible to Exercise. During the lifetime of Holder, only Holder may exercise the Option or any portion thereof. After the death of Holder, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 6.5 of the Plan, be exercised by Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

Section 3.2 – Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part as to whole shares only at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 6.5 of the Plan.

Section 3.3 – Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable, of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 6.5 of the Plan:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by Holder or other person then entitled to exercise the Option or such portion; and

(b) (i) Full cash payment to the stock administrator of the Company for the shares with respect to which such Option or portion is exercised;

(ii) With the consent of the Administrator (which consent may be withheld in its sole and absolute discretion), (A) shares of the Company’s Common Stock owned by Holder, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, or (B) shares of the Company’s Common Stock issuable to Holder upon exercise of the Option, with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof;

(iii) With the consent of the Administrator (which consent may be withheld in its sole and absolute discretion), a notice that Holder has placed a market sell order with a broker with respect to shares of the Company’s Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; or

(iv) With the consent of the Administrator (which consent may be withheld in its sole and absolute discretion), any combination of the consideration provided in the foregoing subparagraphs (i), (ii) and (iii); and

(c) Full payment to the Company (or other employer corporation) of all amounts which, under federal, state or local tax law, it is required to withhold upon exercise of the Option. With the consent of the Administrator (which consent may be withheld in its sole and absolute discretion), all or part of such payment may be made in the form of (i) shares of the Company’s Common Stock owned by Holder, duly endorsed for transfer, with a Fair Market Value equal to the sums required to be withheld, or (ii) shares of the Company’s Common Stock issuable to Holder upon exercise of the Option with a Fair Market Value equal to the sums required to be withheld; provided, that the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of the Option (or which may be repurchased from Holder within six months after such shares of Common Stock were acquired by Holder from the Company) in order to satisfy Holder’s federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Option shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income; and

(d) In the event the Option or portion shall be exercised pursuant to Section 3.1 by any person or persons other than Holder, appropriate proof of the right of such person or persons to exercise the Option.

Section 3.4 – Conditions to Issuance of Stock Certificates. The shares of stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or, to the extent applicable to the Company, issued shares which have then been reacquired by the Company and are held as treasury shares available for re-issue. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience; and

(e) The receipt by the Company of full payment for such shares, including payment of all amounts which, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon exercise of the Option.

Section 3.5 – Rights as Shareholder. Holder shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares have been issued by the Company to Holder.

ARTICLE IV

OTHER PROVISIONS

Section 4.1 – Administration. The Administrator shall have the power to interpret the Plan and this Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend this Agreement provided that the rights or obligations of Holder are not affected adversely. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Holder, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option.

Section 4.2 – Option Not Transferable. Neither the Option nor any interest or right therein or part thereof shall be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until the shares underlying such Option have been issued. Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

During the lifetime of Holder, only he may exercise an Option (or any portion thereof) granted to him under the Plan, unless it has been disposed of with the consent of the Administrator pursuant to a DRO. After the death of Holder, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or this Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

Section 4.3 – Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company, and any notice to be given to Holder shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 4.3, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to Holder shall, if Holder is then deceased, be given to Holder’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 4.3. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 4.4 – Titles and Construction. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. This Agreement shall be administered, interpreted and enforced under the internal laws of the State of Delaware, without regard to conflicts of laws thereof.

Section 4.5 – Conformity to Securities Laws. Holder acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.6 – Foreign Country Appendix. In the case of Foreign Holders, notwithstanding any provisions in this Award Agreement, the Option award shall be subject to any special terms and conditions set forth in the Foreign Country Appendix to this Award Agreement for Holder’s country of residence. Moreover, if Holder relocates to one of the countries included in the Foreign Country Appendix, the special terms and conditions for such country will apply to Holder, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Foreign Country Appendix constitutes part of this Award Agreement.

Section 4.7 – Authorization to Release Necessary Personal Information.

(a) In the case of Foreign Holders, Holder hereby authorizes and directs Holder’s employer or the entity to which Holder provides services to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding Holder’s employment or services, the nature and amount of Holder’s compensation and the fact and conditions of Holder’s participation in the Plan (including, but not limited to, Holder’s name, home address, telephone number, date of birth, social security number (or other applicable social or national identification number), salary, nationality, job title, number of shares of Common Stock held and the details of all Options or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing Holder’s participation in the Plan. Holder understands that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the grant of Options under the Plan or with whom shares of Common Stock or cash acquired upon sale of the shares of Common Stock may be deposited. Holder acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of Holder’s residence. Furthermore, Holder acknowledges and understands that the transfer of the Data to the Company or any of its Subsidiaries, or to any third parties, is necessary for Holder’s participation in the Plan.

(b) Holder may at any time withdraw the consents herein, by contacting Holder’s local human resources representative in writing. Holder further acknowledges that withdrawal of consent may affect Holder’s ability to realize benefits from the Options, and Holder’s ability to participate in the Plan.

ARTICLE V

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

“Cause” shall mean (i) “Cause”, as defined in the employment agreement, if any, between the Company or a Subsidiary of the Company and Holder, as in effect from time to time, or (ii) in the absence of such an employment agreement or definition, as determined by the Administrator in its sole discretion, (A) Holder’s conviction of, or no contest plea to, a felony or a misdemeanor involving moral turpitude or the equivalent conviction in any other jurisdiction, or (B) Holder’s gross negligence or misconduct, or material violation of the Company’s policies (including without limitation the Company’s policy on insider trading), or a material breach of Holder’s duties or loyalty to the Company, or (C) Holder’s fraud, embezzlement or criminal conduct that is damaging to the Company, or (D) Holder’s willful or continued failure to substantially perform his or her duties to the Company.

COUNTRY APPENDIX

TO EXHIBIT 1-A

ADDITIONAL TERMS AND CONDITIONS

Capitalized terms, unless explicitly defined in this Country Appendix, shall have the meanings given to them in the Agreement or in the Plan.

Terms and Conditions

This Country Appendix includes special terms and conditions that govern the Option if Holder resides and/or works in one of the countries listed below. If Holder is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Holder is currently residing and/or working, or if Holder transfers to another country after receiving the Option, the Company shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to Holder.

Notifications

This Country Appendix also includes information regarding securities, exchange control, tax and certain other issues of which Holder should be aware with respect to Holder’s participation in the Plan. The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of April 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Holder not rely on the information contained herein as the only source of information relating to the consequences of Holder’s participation in the Plan because the information may be out of date at the time Holder exercises the Option or at the time Holder sells any shares of Common Stock acquired under the Plan. In addition, the information is general in nature and may not apply to Holder’s particular situation, and the Company is not in a position to assure Holder of any particular result. Therefore, Holder is advised to seek appropriate professional advice as to how the relevant laws in Holder’s country may apply to Holder’s individual situation.

If Holder is a citizen or resident (or is considered as such for local tax purposes) of a country other than the country in which Holder is currently residing and/or working, or if Holder transfers to another country after the grant of the Option, the information contained herein may not be applicable to Holder in the same manner.

AUSTRALIA

Terms and Conditions

Exercisability. The following provision supplements Section 2.1 of the Agreement:

Notwithstanding any provision of the Plan, the Notice of Grant and this Agreement, Holder will not be permitted to exercise the portion of the Option that vested on such date unless, as of such date, the Fair Market Value of stock underlying the Option exceeds the exercise price per share for the Option (i) as of such vesting date, and (ii) for the ten (10) consecutive U.S. trading days immediately preceding such vesting date. In the event that any vested portion of the Option is not exercisable on the vesting date as a result of the immediately preceding sentence, then the Option will not be exercisable until such date that is the first U.S. trading day following the first period of ten (10) consecutive U.S. trading days on which the Fair Market Value per share underlying the Option has exceeded the exercise price per share for the Option.

Expiration of Options. The following provision replaces Section 2.2(a)(i) of the Agreement:

The expiration of six (6) years and eleven (11) months from the Date of Grant.

Notifications

Securities Law Information. If Holder acquires shares of Common Stock under the Plan and offers such shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Holder is advised to obtain legal advice regarding the disclosure obligations prior to making any such offer.

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. If an Australian bank is assisting with the transaction, the bank will file the report on behalf of Holder.

BULGARIA

Notifications

Exchange Control Information. If Holder exercises the Option through a cash purchase exercise, in order to remit funds out of Bulgaria, he will need to declare the purpose of the remittance to the local bank that is transferring the funds abroad. If the amount Holder wishes to transfer exceeds BGN100,000, he will need to complete a standard form statistical declaration and provide it to the bank involved in the money transfer. Holder should check with his local bank on the requirements for the information or documents that have to be provided.

If Holder exercises the Option by way of a cashless exercise market sell order with a broker with respect to shares of the Company’s Common Stock then issuable upon exercise of the Option, the declaration described in the proceding paragraph will not be required because no funds will be remitted out of Bulgaria.

CANADA

Terms and Conditions

Matter of Exercise. Notwithstanding any provision in this Agreement to the contrary and Section 6.2(d)(ii) of the Plan, under no circumstances shall Holder be permitted to exercise the Option by way of a net exercise whereby shares of the Company’s Common Stock are held back to cover the exercise price and/or Tax-Related Items withholding.

In addition, notwithstanding any provision in this Agreement to the contrary and Section 6.2(d)(i) of the Plan, under no circumstances shall Holder be permitted to pay the exercise price for the Option with shares of Common Stock previously acquired by Holder. Furthermore, Holder undertakes not to use the shares acquired upon exercise of the Option to pay the exercise price for any options that may be granted to Holder in the future.

Expiration of Option. The following provision replaces Section 2.2(c)(i) of the Agreement:

(i) Holder’s employer-employee relationship will be considered Terminated as of the date that is the earlier of: (1) the date of Termination of Employment, (2) the date Holder receives notice of termination from the Employer, or (3) the date Holder is no longer actively providing services regardless of any notice period or period of pay in lieu of such notice required under applicable law (including, but not limited to statutory law, regulatory law and/or common law) and whether or not later to be found invalid or in breach of labor laws in the jurisdiction where Holder is employed or the terms of Holder’s employment or service agreement, if any);

The following provisions will apply to Holder if he is a resident of Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all addenda, documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette Convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy. The following provision supplements Section 4.8 of the Agreement:

Holder hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan. Holder further authorizes the Company, the Employer, its other Subsidiaries and the Administrator to disclose and discuss the Plan with their advisors. Holder further authorizes the Company, the Employer and any other Subsidiary of the Company to record such information and to keep such information in Holder’s employee file.

Notifications

Securities Law Information. Holder acknowledges that he is permitted to sell shares of Common Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided the sale of the shares acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares of Common Stock are listed (i.e., the New York Stock Exchange).

Foreign Asset/Account Reporting Information. Canadian residents are required to report to the tax authorities any foreign property held outside of Canada (including options, shares) on form T1135 (Foreign Income Verification Statement) if the total cost of such foreign property exceeds C$100,000 at any time during the calendar year. Unvested Option also must be reported (generally at nil cost) on Form 1135 if the C$100,000 threshold is exceeded due to other foreign property held by Holder. The Form T1135 must be filed at the same time Holder files his annual tax return. Holder should consult his personal legal advisor to ensure compliance with applicable reporting obligations.

FRANCE

Terms and Conditions

Language. By accepting the Agreement providing for the terms and conditions of the Option grant, Holder confirms having read and understood the documents relating to the Option and the Plan which were provided in English language. Holder accepts the terms of those documents accordingly.

En acceptant le Contrat décrivant les termes et conditions de l’attribution d’Option, le Détenteur confirme avoir lu et compris les documents relatifs à cette attribution à l’Option et au Plan qui ont été communiqués en langue anglaise. Le Détenteur accepte les termes de ces documents en connaissance de cause.

Notifications

Foreign Asset/Account Reporting Information. If Holder holds shares of Common Stock outside France or maintain a foreign bank account, Holder is required to report such to the French tax authorities on his annual tax return.

ICELAND

Terms and Conditions

Manner of Exercise. The following provision supplements Section 3.3(b) of the Agreement:

Notwithstanding anything to the contrary in the Agreement, due to legal restrictions in Iceland, Holder will be required to pay the exercise price and par value (if applicable) for any shares of Common Stock subject to the Option by a cashless exercise market sell-all order with a broker with respect to shares of the Company’s Common Stock then issuable upon exercise of the Option, such that all shares will be sold immediately upon exercise and the cash proceeds of sale, less the exercise price and par value (if applicable), any Tax-Related Items and broker’s fees or commissions, will be remitted to Holder. The Company reserves the right to provide additional methods of exercise depending on local developments.

Notifications

Exchange Control Information. Holder should consult with his personal advisor to ensure compliance with applicable exchange control regulations in Iceland as such regulations are subject to frequent change. Holder is responsible for ensuring compliance with all exchange control laws in Iceland.

INDIA

Terms and Conditions

Manner of Exercise. The following provision supplements Section 3.3(b) of the Agreement:

Notwithstanding anything to the contrary in the Agreement, due to legal restrictions in India, Holder will not be permitted to pay the exercise price or par value (if applicable) through any form of payment whereby some, but not all, of the shares of Common Stock purchased upon exercise of the Option are sold to pay the exercise price. However, Holder will be permitted to pay the exercise price and par value (if applicable) through any other form of payment set forth in the Agreement. The Company reserves the right to provide additional methods of exercise depending on local developments.

Notifications

Exchange Control Information. Holder who are Indian residents are required to repatriate to India any proceeds from the sale of shares acquired under the Plan within ninety (90) days of receipt and any dividends within one hundred and eighty (180) days of payment. Holder subject to these repatriation obligations should obtain a foreign inward remittance certificate (“FIRC”) or other similar form from the bank where Holder deposits the funds and should maintains the FIRC or other form as evidence of the repatriation of funds in the event the Reserve Bank of India or Holder’s employer requests proof of repatriation.

Foreign Asset/Account Reporting Information. Any foreign bank accounts and any foreign financial assets (including shares of Common Stock held outside India) should be reported by Holder on his annual tax return. Holder is solely responsible for complying with this reporting obligation and should speak to his personal tax advisor to the extent he has questions in this regard.

MALTA

Terms and Conditions

Securities Law Warning. Holder acknowledges, understands and agrees that the Option, the Agreement, the Plan and all other materials Holder may receive regarding his participation in the Plan do not constitute advertising or an offering of securities in Malta and are deemed accepted by Holder only upon receipt of Holder’s electronic or written acceptance in the United States. The issuance of the shares of Common Stock under the Plan has not and will not be registered in Malta and, therefore, the shares of Common Stock described in any Plan documents may not be offered or placed in public circulation in Malta.

Holder further acknowledges, understands and agrees that in no event will shares of Common Stock acquired upon exercise of the Option be delivered to Holder in Malta; all shares of Common Stock acquired upon exercise of the Option will be maintained on Holder’s behalf in the United States.

SWEDEN

There are no country-specific provisions.

SWITZERLAND

Notifications

Securities Law Information. The grant of the Option is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 3.7 of the Agreement:

Holder agrees that if payment or withholding of income tax due is not made within ninety (90) days of the end of the U.K. tax year in which the taxable event occurred or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), then the amount of any uncollected income tax shall constitute a loan owed by Holder to the Employer, effective on the Due Date. Holder agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”) and will be immediately due and repayable by Holder, and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in Section 3.7 of the Agreement. Notwithstanding the foregoing, if Holder is an executive officer or director of the Company (within the meaning of Section 13(k) of the Exchange Act), Holder shall not be eligible for a loan from the Company to cover the income tax due. In the event that Holder is an executive officer or director and income tax is not collected from or paid by Holder by the Due Date, the amount of any uncollected income tax may constitute a benefit to Holder on which additional income tax and National Insurance contributions (“NICs”) may be payable. Holder understands that he will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company and/or the Employer (as appropriate) for the value of employee NICs due on this additional benefit which the Company and/or the Employer may recover from Holder by any of the means set forth in Section 3.7 of the Agreement.

Joint Election. As a condition of participation in the Plan and the exercise of the Option, the Holder agrees to accept any liability for secondary Class 1 NICs that may be payable by the Company or the Employer in connection with the Option and any event giving rise to Tax-Related Items (the “Employer NICs”). The Employer NICs may be collected by the Company or the Employer using any of the methods described in the Plan or the Agreement for Tax-Related Items withholding.

Without prejudice to the foregoing, the Optionee agrees to execute a joint election with the Company and/or the Employer (a “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or elections required to accomplish the transfer of the Employer NICs liability to the Optionee. The Optionee further agrees to execute such other elections as may be required by any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of the Optionee’s Joint Election.

UNITED STATES

Notifications

Foreign Asset/Account Reporting Information. The Foreign Account Tax Compliance Act (“FATCA”) pertains to U.S. taxpayers who participate in or hold equity-based awards in one or more equity compensation plans offered by the Company, including the Option. Under FATCA, the Company is considered a “non-U.S. issuer” with the result that Holder may have reporting obligations on Form 8938 when filing his annual income tax return (Form 1040). Information regarding Form 8938 is available at
www.irs.gov/pub/irs-pdf/i8938.pdf.

These reporting obligations apply to the extent the aggregate value of Holder’s holdings (when aggregated with other specified foreign financial assets held by Holder) exceed certain thresholds. The threshold amounts of the value of the equity holdings (and other foreign assets) that trigger the reporting obligations depend on Holder’s filing status (e.g., unmarried/married filing separately) and whether Holder resides in the U.S. or outside of the U.S. Shares of Common Stock issued by a non-U.S. issuer that are held in a financial account maintained by a U.S. financial institution (such as a brokerage firm) are not subject to these reporting requirements. However, it is not clear under current guidance whether rights to acquire shares of Common Stock, such as the Option (i.e., as opposed to shares of Common Stock Holder owns), are eligible for this exception. Holder should consult his personal tax advisor to determine whether these FATCA reporting requirements apply to him as a result of his equity holdings in the Company, including the Option or shares of Common Stock Holder acquires under the Plan.